UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws;
Change in Fiscal Year.

On December 16, 2008, at a special meeting of the stockholders of Visa Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors, the Company’s stockholders approved and adopted an amendment and restatement of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate”) to permit the Company greater flexibility in funding its retrospective responsibility plan, to remove obsolete provisions, to modify the standards of independence applicable to the Company’s directors and to make other clarifying modifications to the Certificate. As a result, the Company filed a Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on December 16, 2008. The Fifth Amended and Restated Certificate of Incorporation became effective upon filing.

The foregoing summary of the amendments to the Certificate does not purport to be complete and is qualified in its entirety by reference to the Fifth Amended and Restated Certificate of Incorporation.

A copy of the Fifth Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on December 16, 2008 is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

A copy of the press release issued on December 16, 2008, relating to the proposal approved by the holders of more than two-thirds of the outstanding shares of each class of the Company’s common stock, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Fifth Amended and Restated Certificate of Incorporation of Visa Inc.

99.1	Press Release issued by Visa Inc., dated December 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: December 17, 2008
	By:	/s/ Joseph W. Saunders
Joseph W. Saunders
Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
3.1	Fifth Amended and Restated Certificate of Incorporation of Visa Inc.

99.1	Press Release issued by Visa Inc., dated December 16, 2008